UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2013

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On January 22, 2013, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Celadon Group, Inc., a Delaware corporation, (the "Company"), in recognition of the Company's financial and operating results, the contribution of certain named executive officers to such results, and the increased responsibilities of Paul Will in his new role as Chief Executive Officer, increased the salaries and granted restricted stock awards as described below.

Salary Increase

The Compensation Committee approved salary increases for Paul Will, the Company's Chief Executive Officer and President; Jonathan Russell, the Company's President of Asset Light Business Units; William E. Meek, the Company's Executive Vice President, Chief Financial Officer, and Treasurer; and Kenneth Core, the Company's Vice President and Secretary, such that their annualized salaries will increase effective January 22, 2013 as follows:

Name and Position	Salary
Paul Will CEO and President	$500,000

Jonathan Russell President of Asset Light Business Units	$335,000

Eric Meek Executive Vice President, Chief Financial Officer, and Treasurer	$220,000

Kenneth Core Vice President and Secretary	$150,000

Restricted Stock Awards

On January 22, 2013, the Compensation Committee also approved restricted stock awards to each of Messrs. Will, Russell, Meek, and Core, effectively immediately.  The restricted stock awards vest one-fourth on each of the first four anniversaries of the grant date, conditioned on continued employment and certain other forfeiture provisions.

The following table sets forth the restricted stock awards.

Name and Position	Shares of Restricted Stock
Paul Will CEO and President	50,000

Jonathan Russell President of Asset Light Business Units	25,000

Eric Meek Executive Vice President, Chief Financial Officer, and Treasurer	25,000

Kenneth Core Vice President and Secretary	5,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: January 25, 2013	By:	/s/ Paul Will
Paul Will Chief Executive Officer and President

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